Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of Genmab A/S of our report dated April 1, 2019 relating to the consolidated financial statements of Genmab A/S, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab

Hellerup, Denmark

July 16, 2019